Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Kidpik Corp. on Form S-8 of our report dated April 1, 2022, on our audits of the financial statements of Kidpik Corp. as of January 1, 2022 and January 2, 2021, and for the years then ended, which report is included in Kidpik Corp.’s Annual Report on Form 10-K for the year ended January 1, 2022.

/s/ CohnReznick LLP

CohnReznick LLP

New York, New York

May 12, 2022